Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Robert Schettino
408/220-8405	408/220-8179
Linda_snyder@hyperion.com	Robert_schettino@hyperion.com

HYPERION REPORTS FISCAL SECOND QUARTER RESULTS

17% License Revenue Growth Driven by Strength of Financial Applications
& Brio Acquisition

SUNNYVALE, Calif., January 22, 2004 – Hyperion (Nasdaq: HYSL), the leading provider of Business Performance Management software, today announced financial results for its fiscal second quarter ended December 31, 2003.

     Total revenues for the quarter increased 24% to $156.1 million, compared to $126.0 million for the same period a year ago. Software license revenue increased 17% to $59.7 million, compared to $51.1 million for the same period a year ago, while maintenance and services revenue grew 29% to $96.4 million, compared to $74.9 million in the year-ago period.

     The company’s second quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $6.6 million, or $0.16 per diluted share, compared to net income of $7.6 million, or $0.21 per diluted share, for the second quarter of fiscal 2003.

     Second quarter non-GAAP pro forma net income was $14.0 million, or $0.35 per diluted share, excluding the impact of charges, net of related tax, associated with Hyperion’s recent acquisition of Brio Software, amortization of purchased intangibles, deferred stock-based compensation, restructuring charges, deferred revenue write-downs, and the one-time charge for the redemption of its outstanding convertible preferred debt.

     Hyperion’s balance sheet reflects cash and short-term investments totaling $314.5 million at December 31, 2003. This compares to $416.6 million in cash and short-term investments at June 30, 2003. Cash flow from operations for the quarter was $5.8 million. The company used $50.7 million of cash to complete the redemption of its outstanding convertible notes on November 26, 2003, and now has no long-term debt. It also used cash of $65.9 million to repurchase stock during the quarter, bringing the total stock repurchases as of December 31, 2003, to $92.0 million. The company announced in July 2003 that it would repurchase up to $125 million of its common stock.

     “This was a pivotal quarter for Hyperion and we executed very well,” said Jeff Rodek, Hyperion’s chairman and chief executive officer. “Our 17% growth in license revenues was driven by strong sales of our financial applications and our successful integration of Brio. Hyperion Planning and Hyperion Financial Management both enjoyed an exceptional quarter, with sales of each growing 38% versus year-ago levels. We’re also very encouraged by the strong demand for our new suite of BI tools, which

Hyperion Reports Fiscal Second-Quarter Results	p. 2

surpassed our initial expectations. We have clearly improved our competitive position with the addition of Brio.

     “During this busy integration quarter, I’m very pleased with the overall performance of our entire organization,” continued Mr. Rodek. “North American license revenues substantially improved while our international business continued its great performance. We continued to manage expenses well, while making tremendous progress in our accelerated efforts to fully integrate Brio. Our solid financial results further validate Hyperion’s leadership position in the Business Performance Management space, as our customers recognize the need to achieve breakthrough performance everywhere within their organizations.”

Non-GAAP Financial Measures

     In analyzing its financial results, Hyperion has used non-GAAP pro forma financial measures (excluding adjustments, such as those relating to purchase accounting, restructuring costs, and debt redemption) because they provide meaningful information regarding the company’s operational performance that excludes certain non-cash and non-recurring expenses. They also facilitate management’s internal comparisons to the company’s historical operating results and to competitors’ operating results.

     The company believes that these non-GAAP financial measures are useful to investors as they allow for greater transparency. Wherever non-GAAP disclosures have been included in this press release, the company has reconciled them to the appropriate GAAP disclosures.

     The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Hyperion believes that non-GAAP results should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to Pro Forma Q2 FY04 Earnings

Q2 FY04 GAAP Earnings	$0.16
Plus:
Deferred maintenance revenue adjustment	0.02
Amortization of intangibles	0.04
Amortization of deferred stock-based compensation	0.03
Restructuring charges	0.09
Write-off of in-process research and development	0.06
Loss on debt redemption	0.02
Less: Income tax effect of pro forma adjustments	(0.07)

Q2 FY04 non-GAAP pro forma Earnings	$0.35

Hyperion Reports Fiscal Second-Quarter Results	p. 3

Business Outlook

     Hyperion also reported today its outlook for the third quarter of fiscal 2004. On a GAAP basis, the company currently expects total revenues in the range of $156 million to $161 million and diluted earnings per share in the range of $0.23 to $0.29. This outlook assumes an effective tax rate of 37% and fully diluted shares outstanding of 39.7 million.

     Excluding the purchase accounting impact on deferred maintenance revenue and the impact of the amortization of intangible assets and deferred stock-based compensation, the company expects diluted earnings per share on a non-GAAP pro forma basis for the March quarter in the range of $0.28 to $0.34.

Reconciliation of GAAP to Pro Forma Business Outlook

Projected Q3 FY04 GAAP Earnings	$0.23 – 0.29
Plus:
Deferred maintenance revenue adjustment	$0.01
Amortization of intangibles	$0.05
Amortization of deferred stock-based compensation	$0.02
Less: Income tax effect of pro forma adjustments	(0.03)

Projected Q3 FY04 Non-GAAP Pro Forma Earnings	$0.28 – 0.34

Other Recent Developments

Other significant company developments include:

•	Won major customer contracts at Accor SA (France), Allied Domecq Spirits and Wine Ltd. (UK), Capital One Services, Inc., Cincinnati Bell Telephone, Equifax, General Electric Capital Corporation, Samsung Electronics (Korea), Springer Science + Business Media (Germany), TeliaSonera AB (Sweden), T-Mobile International AG (Germany), Turner Broadcasting System Inc., and Wachovia Corporation;

•	Appointed Burton M. Goldfield to the newly created position of senior vice president of worldwide field operations. Goldfield joins Hyperion from IBM Corporation and has more than 25 years of experience in technology management and sales positions;

•	Was named one of the 100 Best Companies to Work for 2004, in FORTUNE magazine’s seventh annual survey;

•	Doubled the number of live references for Hyperion Planning and Hyperion Financial Management over one year ago;

Hyperion Reports Fiscal Second-Quarter Results	p. 4

•	Outperformed previous industry OLAP benchmarks by nearly 40%. Hyperion Essbase broke records for speed and scalability on the industry standard APB-1 benchmark to deliver the market’s most scalable Business Intelligence solution; and

•	Won a best IT products award in Intelligent Enterprise magazine’s Reader’s Choice Awards. Hyperion planning products were chosen as the best solutions in the award’s first-time category, “Financial Planning, Forecasting and Budgeting Tools.”

Conference Call and Webcast

     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

About Hyperion

Hyperion is the global leader in Business Performance Management software. More than 9,000 customers – including 91 of the Fortune 100 – rely on Hyperion software to translate strategies into plans, monitor execution and provide insight to improve financial and operational performance. Hyperion combines the most complete set of interoperable applications with the leading Business Intelligence platform to support and create Business Performance Management solutions. A network of more than 600 partners provides the company’s innovative and specialized solutions and services.

Named one of the FORTUNE 100 Best Companies to Work For 2004, Hyperion employs approximately 2,600 people in 20 countries. Distributors represent Hyperion in an additional 25 countries. Headquartered in Sunnyvale, California, Hyperion – together with recently acquired Brio Software Inc. – generated combined annual revenues of $612 million for the 12 months ending June 30, 2003. Hyperion is traded under the Nasdaq symbol HYSL. For more information, please visit www. hyperion.com, www.hyperion.com/contactus or call 800 286 8000 (U.S. only).

Forward-Looking Statements

Statements in this press release other than statements of historical fact are forward-looking statements, including, but not limited to, statements concerning expected future financial results, the potential success of anticipated product offerings, and the potential market opportunities for business performance management software. Such statements constitute anticipated outcomes and do not assure results. Actual results may differ materially from those anticipated by the forward-looking statements due to a variety of factors, including, but not limited to the company’s failure to continue successful integration of the Brio business, failure to successfully drive increases in software license revenue (by both increasing sales of newer products, and limiting falloff of older product revenue), failure to successfully drive partner revenue, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand, and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the Report on Form 10-K filed on August 13, 2003 and the Report on Form 10-Q filed on November 7, 2003. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Hyperion Reports Fiscal Second-Quarter Results	p. 5

# # #

Hyperion is a registered trademark of Hyperion Solutions Corporation. All other trademarks and company names mentioned are the property of their respective owners.

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

REVENUES
Software licenses	$59,701	$51,136	$102,746	$95,727
Maintenance and services	96,435	74,901	176,942	150,189

TOTAL REVENUES	156,136	126,037	279,688	245,916
COSTS AND EXPENSES
Cost of revenues:
Software licenses	3,408	3,596	6,467	6,646
Maintenance and services	37,045	32,156	67,506	64,535
Sales and marketing	58,255	48,662	100,697	89,740
Research and development	23,573	18,107	43,357	35,979
General and administrative	15,950	11,853	28,870	23,819
Restructuring charges	3,516	596	3,516	596
In-process research and development	2,300	—	2,300	—

TOTAL COSTS AND EXPENSES	144,047	114,970	252,713	221,315

OPERATING INCOME	12,089	11,067	26,975	24,601
Interest and other income	1,123	1,574	2,263	3,033
Interest and other expense	(420)	(852)	(1,072)	(1,634)
Gain (loss) on redemption of debt	(936)	226	(936)	478

INCOME BEFORE INCOME TAXES	11,856	12,015	27,230	26,478
Income tax provision	5,238	4,446	10,925	9,797

NET INCOME	$6,618	$7,569	$16,305	$16,681

Basic net income per share	$0.17	$0.22	$0.44	$0.49
Diluted net income per share	$0.16	$0.21	$0.42	$0.48
Shares used in computing basic net income per share	38,544	34,173	37,221	34,056
Shares used in computing diluted net income per share	40,166	35,448	38,976	35,069

Hyperion Solutions Corporation
Reconciliation of GAAP to Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Three Months Ended
	December 31, 2003					December 31, 2002

	GAAP				Pro Forma	GAAP				Pro Forma
	Results	Adjustments			Results	Results	Adjustments			Results

REVENUES
Software licenses	$59,701	$			$59,701	$51,136	$			$51,136
Maintenance and services	96,435		657	A	97,092	74,901				74,901

TOTAL REVENUES	156,136		657		156,793	126,037		—		126,037
COSTS AND EXPENSES
Cost of revenues:
Software licenses	3,408		(1,135	)B	2,273	3,596		(522	)B	3,074
Maintenance and services	37,045		(236	)B, C	36,809	32,156				32,156
Sales and marketing	58,255		(987	)B, C	57,268	48,662				48,662
Research and development	23,573		(238	)C	23,335	18,107				18,107
General and administrative	15,950		(329	)C	15,621	11,853				11,853
Restructuring charges	3,516		(3,516	)D	—	596		(596	)D	—
In-process research and development	2,300		(2,300	)E	—	—				—

TOTAL COSTS AND EXPENSES	144,047		(8,741)		135,306	114,970		(1,118)		113,852

OPERATING INCOME	12,089		9,398		21,487	11,067		1,118		12,185
Interest and other income	1,123				1,123	1,574				1,574
Interest and other expense	(420)				(420)	(852)				(852)
Gain (loss) on redemption of debt	(936)		936	F	—	226		(226	)F	—

INCOME BEFORE INCOME TAXES	11,856		10,334		22,190	12,015		892		12,907
Income tax provision	5,238		2,973	G	8,211	4,446		330	G	4,776

NET INCOME	$6,618		$7,361		$13,979	$7,569		$562		$8,131

Basic net income per share	$0.17				$0.36	$0.22				$0.24
Diluted net income per share	$0.16				$0.35	$0.21				$0.23
Shares used in computing basic net income per share	38,544				38,544	34,173				34,173
Shares used in computing diluted net income per share	40,166				40,166	35,448				35,448

Pro Forma Adjustments:

A) Impact of Brio deferred maintenance revenue write-down.

B) Amortization of acquired intangible assets, consisting of $1,135 in cost of software license revenue, $183 in cost of maintenance and services revenue and $333 in sales and marketing expense for the three months ended December 31, 2003. Amortization of acquired intangible assets consists of $522 in cost of software license revenue for the three months ended December 31, 2002.

C) Amortization of deferred stock-based compensation, consisting of $53 in cost of maintenance and services revenue, $654 in sales and marketing expense, $238 in research and development expense and $329 in general and administrative expense for the three months ended December 31, 2003.

D) Restructuring charges.

E) In-process research and development write-off.

F) Gain (loss) on redemption of long-term debt.

G) Income tax effect of pro forma adjustments.

Hyperion Solutions Corporation
Reconciliation of GAAP to Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Six Months Ended					Six Months Ended
	December 31, 2003					December 31, 2002

	GAAP				Pro Forma	GAAP				Pro Forma
	Results	Adjustments			Results	Results	Adjustments			Results

REVENUES
Software licenses	$102,746	$			$102,746	$95,727	$			$95,727
Maintenance and services	176,942		657	A	177,599	150,189				150,189

TOTAL REVENUES	279,688		657		280,345	245,916		—		245,916
COSTS AND EXPENSES
Cost of revenues:
Software licenses	6,467		(1,324	)B	5,143	6,646		(1,048	)B	5,598
Maintenance and services	67,506		(244	)B, C	67,262	64,535				64,535
Sales and marketing	100,697		(1,058	)B, C	99,639	89,740				89,740
Research and development	43,357		(254	)C	43,103	35,979				35,979
General and administrative	28,870		(431	)C	28,439	23,819				23,819
Restructuring charges	3,516		(3,516	)D	—	596		(596	)D	—
In-process research and development	2,300		(2,300	)E	—	—				—

TOTAL COSTS AND EXPENSES	252,713		(9,127)		243,586	221,315		(1,644)		219,671

OPERATING INCOME	26,975		9,784		36,759	24,601		1,644		26,245
Interest and other income	2,263				2,263	3,033				3,033
Interest and other expense	(1,072)				(1,072)	(1,634)				(1,634)
Gain (loss) on redemption of debt	(936)		936	F	—	478		(478	)F	—

INCOME BEFORE INCOME TAXES	27,230		10,720		37,950	26,478		1,166		27,644
Income tax provision	10,925		3,115	G	14,040	9,797		431	G	10,228

NET INCOME	$16,305		$7,605		$23,910	$16,681		$735		$17,416

Basic net income per share	$0.44				$0.64	$0.49				$0.51
Diluted net income per share	$0.42				$0.61	$0.48				$0.50
Shares used in computing basic net income per share	37,221				37,221	34,056				34,056
Shares used in computing diluted net income per share	38,976				38,976	35,069				35,069

Pro Forma Adjustments:

A) Impact of Brio deferred maintenance revenue write-down.

B) Amortization of acquired intangible assets, consisting of $1,324 in cost of software license revenue, $183 in cost of maintenance and services revenue and $333 in sales and marketing expense for the six months ended December 31, 2003. Amortization of acquired intangible assets consists of $1,048 in cost of software license revenue for the six months ended December 31, 2002.

C) Amortization of deferred stock-based compensation, consisting of $61 in cost of maintenance and services revenue, $725 in sales and marketing expense, $254 in research and development expense and $431 in general and administrative expense for the six months ended December 31, 2003.

D) Restructuring charges.

E) In-process research and development write-off.

F) Gain (loss) on redemption of long-term debt.

G) Income tax effect of pro forma adjustments.

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	December 31,	June 30,
	2003	2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$305,446	$398,040
Short-term investments	9,061	18,514
Accounts receivable, net of allowances of $9,248 and $8,231	121,001	98,774
Deferred income taxes	11,333	12,890
Prepaid expenses and other current assets	19,030	18,498

TOTAL CURRENT ASSETS	465,871	546,716
Property and equipment, net	70,366	67,533
Goodwill	139,191	12,774
Intangible assets, net	35,367	8,120
Deferred income taxes	20,610	13,633
Other assets	5,846	5,982

TOTAL ASSETS	$737,251	$654,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$62,584	$45,631
Accrued employee compensation and benefits	46,157	41,637
Deferred revenue	122,698	104,868
Other current liabilities	5,638	3,931

TOTAL CURRENT LIABILITIES	237,077	196,067
Long-term debt	—	50,040
Other liabilities	26,237	11,326
Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 38,737 and 36,654 shares issued; 38,453 and 36,105 shares outstanding	39	37
Additional paid-in capital	395,155	278,339
Treasury stock, at cost: 284 and 549 common shares	(5,254)	(10,847)
Deferred stock-based compensation	(7,346)	(2,893)
Retained earnings	92,897	137,582
Accumulated other comprehensive loss	(1,554)	(4,893)

TOTAL STOCKHOLDERS’ EQUITY	473,937	397,325

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$737,251	$654,758

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	December 31,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$16,305	$16,681
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on redemption of debt	936	(478)
(Gain) loss on sale of assets	96	(8)
Depreciation and amortization	16,407	14,395
Provision for accounts receivable allowances	4,226	5,376
Deferred income taxes	334	249
Income tax benefit from exercise of stock options	3,310	3,148
In-process research and development	2,300	—
Changes in operating assets and liabilities:
Accounts receivable	(3,700)	19,324
Prepaid expenses and other current assets	(874)	(1,875)
Other assets	1,296	(731)
Accounts payable and accrued expenses	(6,027)	(9,062)
Accrued employee compensation and benefits	(5,713)	(2,410)
Income taxes payable	4,145	4,590
Deferred revenue	(13,526)	(6,790)
Other current liabilities	1,707	(1,489)
Other liabilities	(715)	(240)

Net cash provided by operating activities	20,507	40,680

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(2,104)	(10,093)
Proceeds from maturities of investments	25,434	11,114
Purchases of property and equipment	(8,756)	(10,668)
Proceeds from sale of property and equipment	47	285
Purchases of intangible assets	(971)	(1,190)
Payments for acquisitions, net of cash acquired	(6,494)	—

Net cash provided by (used in) investing activities	7,156	(10,552)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgage loan	—	(2,298)
Redemption of debt	(50,683)	(27,930)
Purchases of common stock	(91,967)	—
Proceeds from issuance of common stock	18,307	21,476

Net cash used in financing activities	(124,343)	(8,752)
Effect of exchange rate on cash and cash equivalents	4,086	1,668

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(92,594)	23,044
Cash and cash equivalents at beginning of period	398,040	311,130

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$305,446	$334,174

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$2,546	$1,949
Cash paid for income taxes	$3,068	$1,843

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2003								Fiscal 2004

													% Change	% Change
	Q1		Q2		Q3		Q4		Q1		Q2		over Q1 04	over Q2 03

Revenue Analysis
Software License Revenue	$44,591	37%	$51,136	41%	$50,449	40%	$55,590	40%	$43,045	35%	$59,701	38%	39%	17%
Maintenance and Services Revenue:
Maintenance Revenue	51,578	43%	52,405	42%	53,174	42%	55,000	40%	55,310	45%	68,243	44%	23%	30%
Consulting and Training Revenue	23,710	20%	22,496	18%	22,936	18%	27,393	20%	25,197	20%	28,192	18%	12%	25%

Total Maintenance and Services Revenue	75,288	63%	74,901	59%	76,110	60%	82,393	60%	80,507	65%	96,435	62%	20%	29%

Total Revenue	$119,879	100%	$126,037	100%	$126,559	100%	$137,983	100%	$123,552	100%	$156,136	100%	26%	24%

Revenue by Geography
Americas	$76,878	64%	$77,320	61%	$78,762	62%	$85,578	62%	$74,942	61%	$95,513	61%	27%	24%
EMEA	35,834	30%	41,760	33%	40,963	32%	45,431	33%	41,836	34%	49,839	32%	19%	19%
APAC	7,167	6%	6,957	6%	6,834	5%	6,974	5%	6,774	5%	10,784	7%	59%	55%

Total Revenue	$119,879	100%	$126,037	100%	$126,559	100%	$137,983	100%	$123,552	100%	$156,136	100%	26%	24%

Software License Revenue by Geography
Americas	$27,896	63%	$28,395	56%	$30,064	60%	$32,692	59%	$22,282	52%	$34,086	57%	53%	20%
EMEA	12,903	29%	19,206	38%	16,912	34%	19,158	34%	17,322	40%	19,809	33%	14%	3%
APAC	3,792	9%	3,535	7%	3,473	7%	3,740	7%	3,441	8%	5,806	10%	69%	64%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%	$43,045	100%	$59,701	100%	39%	17%

Software License Revenue by Channel
Direct	$33,262	75%	$37,103	73%	$35,335	70%	$43,089	78%	$32,504	76%	$47,475	80%	46%	28%
Indirect	11,329	25%	14,033	27%	15,114	30%	12,501	22%	10,541	24%	12,226	20%	16%	-13%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%	$43,045	100%	$59,701	100%	39%	17%

Quarterly Transactions and Customers
Average Selling Price	$135		$129		$130		$132		$139		$116		-17%	-10%
Number of Software Transactions > $500	7		13		15		14		14		11		-21%	-15%
Number of New Customers	185		165		132		135		127		155		22%	-6%
Percentage of License Revenue from New Customers	40%		35%		30%		31%		42%		26%		-38%	-26%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$346,022		$352,282		$388,783		$416,554		$408,522		$314,507		-23%	-11%
Cash Flow from Operations	$26,153		$14,527		$32,165		$15,268		$14,727		$5,780		-61%	-60%
Repurchases of Convertible Notes	$4,692		$23,238		$—		$—		$—		$50,683		N/A	118%
Repurchases of Common Stock	$—		$—		$—		$—		$26,027		$65,940		153%	N/A
Days Sales Outstanding	61		62		55		64		64		70		9%	13%

Headcount
Quota-Carrying Sales Representatives	230		223		213		213		209		281		34%	26%

Americas Headcount	1,593	70%	1,555	70%	1,539	71%	1,572	71%	1,560	71%	1,797	70%	15%	16%
EMEA Headcount	571	25%	551	25%	541	25%	537	24%	543	25%	601	24%	11%	9%
APAC Headcount	100	4%	100	5%	98	4%	100	5%	108	5%	155	6%	44%	55%

Total Company Headcount	2,264	100%	2,206	100%	2,178	100%	2,209	100%	2,211	100%	2,553	100%	15%	16%